Exhibit 99.1

Green Thumb Industries Reports First Quarter 2024 Results

CHICAGO and VANCOUVER, British Columbia, May 8, 2024 (GLOBE NEWSWIRE) — Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the first quarter ended March 31, 2024. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the first quarter ended March 31, 2024:

•	First quarter revenue of $276 million increased 11% over the prior year period.

•	Cash at quarter end of $224 million.

•	GAAP net income for the first quarter of $31 million or $0.13 per basic and diluted share increased 240% year-over-year.

•	Adjusted EBITDA of $91 million or 33% of revenue increased 19% over the prior year period.

•	Cash flow from operations of $84 million increased 12% compared to Q1 2023.

•	Purchased 1,067,000 Subordinate Voting Shares (“Shares”) for a total of $13.6 million.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“I am pleased that our team delivered an outstanding quarter with revenue over $275 million, Adjusted EBITDA over $90 million, and cash flow from operations over $80 million,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler. “We have the pieces in place to execute on our strategy to create award-winning brands and build customer loyalty. As we round out our tenth year as a company, we believe we have a clear vision, a healthy balance sheet and the best team in the business to execute the next decade of the Green Thumb story.”

Green Thumb President Anthony Georgiadis added, “We are off to a great start to 2024. As we look ahead to the balance of the year, we will continue to invest in our people, our brands, opening new retail locations and producing the highest quality products. I want to thank our incredible Green Thumb team for their passion and dedication toward normalizing cannabis for our patients and consumers and continuing to make this remarkable journey so exciting and fun.”

First Quarter 2024 Financial Overview

Total revenue for the first quarter 2024 was $275.8 million, up 11.0% from the prior year period. Revenue growth in the first quarter was primarily driven by increased retail and consumer packaged goods sales in 15 incremental RISE Dispensaries since the prior year period, as well as the addition of adult-use sales in Maryland.

Overall retail revenue increased 7.9% versus the first quarter of 2023. First quarter 2024 comparable sales (stores open at least 12 months) increased 1.8% versus the prior year period on a base of 76 stores. Consumer Packaged Goods gross revenue increased 19.3% versus the first quarter of 2023.

Green Thumb Industries Inc.

Gross profit for the first quarter 2024 was $144.9 million or 52.5% of revenue compared to $124.7 million or 50.2% of revenue for the first quarter 2023. The increase in gross margin was primarily driven by revenue growth in the quarter.

Total selling, general and administrative expenses for the first quarter were $74.3 million or 26.9% of revenue, a decrease from $80.5 million or 32.4% of revenue for the first quarter 2023. Net of a one-time $16 million non-cash credit, total selling, general and administrative expenses were $90.2 million.

Net income attributable to the Company for the first quarter 2024 was $31.1 million or $0.13 per basic and diluted share, an increase from net income of $9.1 million, or $0.04 per basic and diluted share in the prior year period.

In the first quarter 2024, EBITDA was $98.4 million or 35.7% of revenue versus $67.7 million or 27.2% of revenue for the comparable prior year period. First quarter Adjusted EBITDA, which excluded non-cash stock-based compensation of $6.5 million and other non-operating adjustments of ($14.4) million, was $90.5 million or 32.8% of revenue as compared to $76.2 million or 30.7% of revenue for the first quarter 2023.

For additional information on these non-GAAP financial measures, see below under “Non-GAAP Financial Information.”

Balance Sheet and Liquidity

As of March 31, 2024, current assets were $419.7 million, including cash and cash equivalents of $223.9 million. Total debt outstanding was $309.9 million, consisting of long-term mortgages and $223.7 million of senior debt. The Company is current on income taxes payable.

Total basic and diluted weighted average shares outstanding for the three months ended March 31, 2024, were 236.8 million shares and 240.6 million shares, respectively.

Capital Allocation

During the first quarter of 2024, the Company repurchased 1,067,000 Shares for $13.6 million, bringing the aggregate spend under the program to $53.4 million for 4,910,125 Shares. The Company’s remaining authority to repurchase Shares is $46.6 million.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Green Thumb Industries Inc.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, May 8, 2024, at 5:00 pm ET to discuss its first quarter 2024 financial results for the quarter ended March 31, 2024. The earnings call may be accessed by dialing 844-883-3895 (toll-free) or 412-317-5797 (international). A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The Company also owns and operates rapidly growing national retail cannabis stores called RISE Dispensaries. Headquartered in Chicago, Illinois, Green Thumb has 20 manufacturing facilities, 93 open retail locations and operations across 14 U.S. markets. Established in 2014, Green Thumb employs approximately 4,500 people and serves millions of patients and customers each year. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of

Green Thumb Industries Inc.

Alcohol, Tobacco, Firearms, and Explosives regulation; as a cannabis business, the Company is subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company lacks access to U.S. bankruptcy protections; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it carries on business; the Company faces intense competition; the Company faces competition from the illicit market as well as actual or purported Farm Bill compliant hemp products; the Company is dependent upon the popularity and consumer acceptance of its brand portfolio; the Company has limited trademark protections; cannabis businesses are subject to unfavorable tax treatment and may incur significant tax liability; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company may be adversely impacted by rising or volatile energy costs and availability; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities the Company depends upon to operate, and a disruption of one or more of these systems could adversely affect its business; the Company faces an inherent risk of product liability or similar claims; the Company’s products may be subject to product recalls; the Company relies on the expertise of our management team and other employees experienced in the cannabis industry, and the loss of key personnel could negatively affect our business, financial condition and results of operations; the Company may face unfavorable publicity or consumer perception; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; sales of substantial amounts of Subordinate Voting Shares by its shareholders in the public market may have an adverse effect on the market price of its Subordinate Voting Shares. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Neither the Canadian Securities Exchange, nor its Regulation Services Provider, accepts responsibility for the adequacy or accuracy of this release.

Investor Contact:

Andy Grossman

EVP, Capital Markets & Investor Relations

InvestorRelations@gtigrows.com

310-622-8257

Green Thumb Industries Inc.

Media Contact:

MATTIO Communications

GTI@mattio.com

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2024, December 31, 2023 and March 31, 2023

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net of discounts	$275,806	$278,231	$248,536
Cost of Goods Sold, net	(130,877)	(135,543)	(123,815)

Gross Profit	144,929	142,688	124,721

Expenses:
Selling, General, and Administrative	74,258	92,348	80,519

Total Expenses	74,258	92,348	80,519

Income From Operations	70,671	50,340	44,202

Other Income (Expense):
Other Income (Expense), net	(1,763)	(16,230)	924
Interest Income, net	2,103	1,859	1,731
Interest Expense, net	(7,514)	(7,749)	(3,816)

Total Other Income (Expense)	(7,174)	(22,120)	(1,161)

Income Before Provision for Income Taxes And Non-Controlling Interest	63,497	28,220	43,041

Provision For Income Taxes	32,149	24,703	33,636

Net Income Before Non-Controlling Interest	31,348	3,517	9,405
Net Income Attributable To Non-Controlling Interest	272	301	266

Net Income Attributable To Green Thumb Industries Inc.	$31,076	$3,216	$9,139

Net Income per share - basic	$0.13	$0.01	$0.04

Net Income per share - diluted	$0.13	$0.01	$0.04

Weighted average number of shares outstanding - basic	236,759,731	236,934,348	237,398,253

Weighted average number of shares outstanding - diluted	240,561,864	239,162,831	237,686,092

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

March 31, 2024
(Unaudited)
Cash and Cash Equivalents	$223,937
Other Current Assets	195,757
Property and Equipment, Net	689,006
Right of Use Assets, Net	241,006
Intangible Assets, Net	526,007
Goodwill	589,691
Other Long-term Assets	89,415

Total Assets	$2,554,819

Total Current Liabilities	$175,054
Notes Payable, Net of Current Portion and Debt Discount	306,901
Lease Liability, Net of Current Portion	253,224
Other long-Term Liabilities	72,510
Total Equity	1,747,130

Total Liabilities and Equity	$2,554,819

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended March 31, 2024, December 31, 2023 and March 31, 2023

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.

(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted EBITDA	March 31, 2024	December 31, 2023	March 31, 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Net Income Before Noncontrolling Interest (GAAP)	$31,348	$3,517	$9,405
Interest Income, net	(2,103)	(1,859)	(1,731)
Interest Expense, net	7,514	7,749	3,816
Provision For Income Taxes	32,149	24,703	33,636
Other (Income) Expense, net	1,763	16,230	(924)
Depreciation and Amortization	27,775	27,427	23,501

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$98,446	$77,767	$67,703

Share-based Compensation, Non-Cash	6,490	7,354	6,239
Acquisition, Transaction, and Other Non-Operating Costs	(14,388)	5,679	2,292

Adjusted EBITDA (non-GAAP measure)	$90,548	$90,800	$76,234